Exhibit 9.6

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption”) is dated as of March 8, 2007 (the “Effective Date”), by and between Microscience Investments Limited, a company organized under the laws of England and Wales under the company number 05106930 (“Microscience”), the persons or entities listed on Schedule A attached hereto (the “Investors”), each of which is a party to that certain Subscription and Shareholders’ Agreement, dated as of February 18, 2002, and BioPharm, L.L.C., a Maryland limited liability company (“BioPharm”). Each of Microscience, the Investors, and BioPharm is referred to herein as a “Party” and collectively, are referred to as the “Parties”.

RECITALS

WHEREAS, Microscience is a party to the Share Exchange Agreement (the “Share Exchange Agreement”), dated as of June 23, 2005, by and between Microscience and Emergent Europe Inc., a Delaware corporation, whereby Microscience, previously Microscience Holdings PLC, received an aggregate of 1,264,051 shares of the Class A Common Stock, par value $0.01 per share, of Emergent BioSolutions Inc., a Delaware corporation (“Emergent”), in exchange for the outstanding shares of capital stock of Microscience Limited;

WHEREAS, BioPharm was the beneficial and record owner of 1,412,896 shares (the “BioPharm Shares”) of the Class A Common Stock of Emergent;

WHEREAS, upon completion of Emergent’s initial public offering, Microscience’s shares of Emergent Class A Common Stock were converted into 3,636,801 Shares of Emergent’s Common Stock, par value $0.001 per share (the “Microscience Shares”);

WHEREAS, Microscience and BioPharm entered into a Voting Agreement (the “Agreement”), dated August 11, 2006, whereby Microscience agreed to vote the Microscience Shares in the same manner and to the same extent as BioPharm (the Agreement incorrectly refers to BioPharm as a Delaware limited liability company but BioPharm has been a Maryland limited liability company at all times from and after the date of the Agreement);

WHEREAS, Microscience has undertaken a solvent liquidation, pursuant to which it proposes to distribute the Shares to the Investors, each in the allocable portions specified in Schedule A;

WHEREAS, in accordance with Section 7 of the Agreement and in connection with such distribution of the Shares, Microscience desires to assign its rights and obligations under the Agreement to the Investors and the Investors desire to assume such rights and obligations; and

WHEREAS, Microscience and the Investors desire to obtain BioPharm’s consent to the assignment and assumption of the Agreement and BioPharm is willing to consent to the assignment and assumption of the Agreement and the release of Microscience from its liability and obligations thereunder on the following terms and conditions.

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AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Assignment. Microscience hereby transfers, assigns and conveys all of its interest in and rights under the Agreement to the Investors.

2.	Acceptance. The Investors hereby accept the foregoing assignment of the Agreement.

3.            Assumption. The Investors hereby assume and agree to perform the obligations of Microscience under the Agreement and acknowledge that upon the Effective Date, each of the Investors is bound by the terms of the Agreement; provided that the liability of each Investor pursuant to such assumption shall be several and not joint, and shall be limited to a fraction of the total liability in respect of such assumption equal to the pro rata portion of the Shares received by such Investor.

4.            Consent. BioPharm hereby acknowledges and irrevocably consents in all respects to the foregoing Assignment and Assumption.

5.            Release of Microscience. As of the Effective Date, BioPharm, on its own behalf, and on behalf of its affiliates, successors and assigns (collectively, the “Releasors”), do hereby fully, unconditionally and irrevocably forever release and discharge Microscience and its shareholders, directors, officers, successors, and assigns (other than the Investors) (collectively, the “Releasees”) of and from any and all liabilities, costs, damages, injuries, actions, rights, demands or claims and rights to any reimbursement, indemnification or other payment, costs or expenses (including, without limitation, all attorneys’ fees and expenses) it may have of any nature arising out of, concerning or relating to the Agreement and all matters connected therewith (collectively, the “Released Claims”). Each of the Releasors hereby further covenants and agrees, as of the Effective Date, never, individually or with any persons or entities, in any way, to commence, prosecute, cause or permit to be commenced or prosecuted, against the Releasees, any action or other proceeding based upon any Released Claim.

6.            Successors and Assigns. The Assignment and Assumption shall be binding upon and inure to the benefit of each Party and their respective successors and assigns.

7.            Amendments. This Assignment and Assumption may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. However, any party may waive any condition to the obligations of any other party hereunder.

8.            Governing Law. This Assignment and Assumption shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

9.            Notice. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, facsimile or mail, certified or registered mail (return receipt requested) with postage prepaid:

If to BioPharm, to:

BioPharm, L.L.C.

3500 N. Martin Luther King, Jr. Blvd.

2

Building One, 3rd Floor

Lansing, MI 48906

Attn: Robert G. Kramer, Sr.

If to Microscience, to:

Microscience Investments Limited (in liquidation}

C/o BDO Stoy Hayward LLP

8 Baker Street

London

W1U 3LL

United Kingdom

Fax: +44 (0)20 7935 3944

If to the Investors, to:

To the addresses of the Investors as set forth on Schedule A attached hereto.

or to such other address as any party may have furnished to the others in writing in accordance herewith.

10.          Counterparts and Facsimile Signature. This Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Assignment and Assumption may be executed by facsimile signature.

[Signatures to Follow on Next Page]

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IN WITNESS WHEREOF, this Assignment and Assumption has been executed by the parties hereto as of the date first set forth above.

MICROSCIENCE INVESTMENTS LIMITED

(in liquidation)

By:	/s/ Malcolm Cohen
Name:	Malcolm Cohen
Title:	Liquidator, acting as agent of the Company and without personal liability

BIOPHARM, L.L.C.

By:/s/ Robert G. Kramer
Name: Robert G. Kramer

Title: General Manager

THE INVESTORS:

THE ADVENT FUNDS

By: ADVENT VENTURE PARTNERS LLP, as manager of The Advent Funds

By:	/s/ Shahzad Malik
Name:	Shahzad Malik
Title:	General Partner

MERLIN BIOSCIENCES FUND

By: MERLIN GENERAL PARTNER II LIMITED, as general partner of the Merlin Biosciences Fund LP and managing partner of the Merlin BioSciences Fund Gbr

By:	/s/ Denzil Boschat
Name:	Denzil Boschat
Title:	Director

APAX WW NOMINEES LTD A/C AE4

By:	/s/ Paul Fitzsimons
Name:	Paul Fitzsimons
Title:	Director

J.P. MORGAN PARTNERS (BHCA), L.P.

By: JPMP MASTER FUND MANAGER, its general partner

By: JPMP CAPITAL CORP, its general partner
By: Panorama Capital, LLC, as Attorney in Fact
By:	/s/ Srinivas Akkaraju
Name: Srinivas Akkaraju

Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

By: JPMP GLOBAL INVESTORS, L.P., its general partner

By: JPMP CAPITAL CORP, its general partner
By: Panorama Capital, LLC, as Attorney in Fact

By:	/s/ Srinivas Akkaraju
Name: Srinivas Akkaraju

Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.

By: JPMP GLOBAL INVESTORS, L.P., its general partner

By: JPMP CAPITAL CORP, its general partner
By: Panorama Capital, LLC, as Attorney in Fact

By:	/s/ Srinivas Akkaraju
Name: Srinivas Akkaraju

Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.

By: JPMP GLOBAL INVESTORS, L.P., its general partner

By: JPMP CAPITAL CORP, its general partner
By: Panorama Capital, LLC, as Attorney in Fact

By:	/s/ Srinivas Akkaraju
Name: Srinivas Akkaraju

Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.

By: JPMP GLOBAL INVESTORS, L.P., its general partner

By: JPMP CAPITAL CORP, its general partner
By: Panorama Capital, LLC, as Attorney in Fact

By:	/s/ Srinivas Akkaraju
Name: Srinivas Akkaraju

Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN), L.P.

By: JPMP GLOBAL INVESTORS, L.P., its general partner

By: JPMP CAPITAL CORP, its general partner
By: Panorama Capital, LLC, as Attorney in Fact

By:	/s/ Srinivas Akkaraju
Name: Srinivas Akkaraju

Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN II), L.P.

By: JPMP GLOBAL INVESTORS, L.P., its general partner

By: JPMP CAPITAL CORP, its general partner
By: Panorama Capital, LLC, as Attorney in Fact

By:	/s/ Srinivas Akkaraju
Name: Srinivas Akkaraju

Title: Managing Director

SCHEDULE A

THE INVESTORS

Name	Allocable Shares

Advent Private Equity Fund III ‘A’;

Advent Private Equity Fund III ‘B’;

Advent Private Equity Fund III ‘C’;

Advent Private Equity Fund III ‘D’;

Advent Private Equity Fund III GmbH & Co. KG;

Advent Private Equity Fund III Affiliates; and

Advent Management III Limited Partnership (together “the Advent Funds”)

each acting by their manager,

ADVENT VENTURE PARTNERS LLP

25 Buckingham Gate

London

SW1E 6LD

United Kingdom

468,355 229,497 64,018 125,921 18,118 15,098 4,530
APAX WW NOMINEES LTD A/C AE4 15 Portland Place London W1B 1PT United Kingdom	1,455,361

J.P. Morgan Partners (BHCA), L.P., acting by its general partner, JPMP Master Fund Manager, L.P. which in turn acts by its general partner, JPMP Capital Corp;	415,381
J.P. Morgan Partners Global Investors, L.P.;	94,399
J.P. Morgan Partners Global Investors (Cayman), L.P.;	47,652
J.P. Morgan Partners Global Investors “A”, L.P.;	13,689
J.P. Morgan Partners Global Investors (Cayman) II, L.P;	5,320
J.P. Morgan Partners Global Investors (Selldown), L.P.; and	33,714
J.P. Morgan Partners Global Investors (Selldown II), L.P.	117,054

each of the aforementioned six entities acting by a general partner, JPMP Global Investors, L.P. which in turn acts by its general partner, JPMP Capital Corp.

JPMP Capital Corp.

c/o J.P. Morgan Partners, LLC

270 Park Avenue

New York, New York 10017

United States

Merlin BioSciences Fund LP; acting by its general partner (as listed below) and

Merlin BioSciences Fund GbR, (together the “Merlin BioSciences Fund”), acting by its managing partner

MERLIN GENERAL PARTNER II LIMITED

La Motte Chambers

La Motte Street

St Helier

Jersey

JE1 1BJ

498,722 29,972